SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)		88-0471759 (I.R.S. Employer Identification No.)
125 CambridgePark Drive Cambridge, MA 02140 (Address of principal executive offices, including zip code)
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file numbers to which this form relates:  N/A.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The American Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.001 par value per share (the “Common Stock’), of Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

A description of the Common Stock is contained in the Prospectus included in the Registration Statement on Form S-1 of the Company as a Post-Effective Amendment to a Registration Statement on Form SB-2, Registration Statement File No. 333-122177, which was declared effective by the Securities and Exchange Commission on May 31, 2006, relating to the Common Stock. Such description is incorporated herein by reference and is updated to reflect that the Company’s Common Stock has been approved for listing on The American Stock Exchange Inc. (the “Exchange”) and will trade under the symbol “JAV” effective with the opening of the Exchange on July 20, 2006.

Item 2.     Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the Company other than its Common Stock are registered on the Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
By:	/s/ Daniel B. Carr, M.D.
Daniel B. Carr, M.D. Chief Executive Officer

Dated:  July 14, 2006

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